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                                                                     EXHIBIT 4.1

                               EXCHANGE AGREEMENT

      This Exchange Agreement (this "Agreement") is dated as of March 30, 2005, by and among Boundless Motor Sports Racing, Inc., a Colorado corporation (the "Company"), and the holders of shares of the Company's Series A Convertible Preferred Stock whose signatures appear on the signature page attached hereto (the "Holders").

                                    RECITALS:

      WHEREAS, the Holders currently hold an aggregate of 5,216.1519 shares of Series A Convertible Preferred Stock of the Company, par value $.01 per share and stated value $2,700 per share, convertible into shares of the Company's common stock ("Common Stock") at a conversion price of $2.70 per share (the "Series A Preferred Shares"), issued pursuant to that Series A Convertible Preferred Stock Purchase Agreement dated as of July 30, 2004 by and among the Company and the Holders (the "Series A Purchase Agreement"); and

      WHEREAS, subject to the terms and conditions set forth herein, the Company desires to cancel and retire the Series A Preferred Shares and forfeit any and all rights under the Series A Purchase Agreement and the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock filed with the Colorado Secretary of State on July 30, 2004 and the Holders are willing to exchange the Series A Preferred Shares for an aggregate of 4,790.3659 shares of Series B Convertible Preferred Stock of the Company, par value $.01 per share and stated value $3,000 per share, convertible into shares of Common Stock at a conversion price of $3.00 per share (the "Series B Preferred Shares").

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

                                   AGREEMENT:

      1.    SECURITIES EXCHANGE.

            (a) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Holder agrees to deliver to the Company the Series A Preferred Shares in exchange for the Series B Preferred Shares and the Company agrees to issue and deliver the Series B Preferred Shares to the Holders in exchange for the Series A Preferred Shares.

            (b) The closing under this Agreement (the "Closing") shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY 10022 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

            (c) At the Closing, the Company shall issue to the Holders an aggregate of 4,790.3659 Series B Preferred Shares as set forth on Exhibit A hereto and the Holders shall deliver to the Company for cancellation the Series A Preferred Shares. The Series B Preferred Shares are sometimes referred to herein as the "Securities".

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      2.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDERS. Each of
the Holders hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company, with respect solely to itself and not with respect to any other Holder:

            (a) If a Holder is an entity, such Holder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) This Agreement has been duly authorized, validly executed and delivered by each Holder and is a valid and binding agreement and obligation of each Holder enforceable against such Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and each Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (c) Each Holder understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws.

            (d) Each Holder is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

            (e) Each Holder is and will be acquiring the Securities for such Holder's own account, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

            (f) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof. Each Holder understands that the Securities purchased hereunder have not been registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

      3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to each Holder, and covenants for the benefit of each Holder, as follows:

            (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Colorado, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is

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duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

            (b) The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

            (c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (d) The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's articles of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or
(iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

            (e) The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of each Holder's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

            (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

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            (g)   The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

            (h) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to the Holder or to any third party for the solicitation of the exchange of the Series A Preferred Shares pursuant to this Agreement.

            (i) The Company covenants and agrees that promptly following the Closing Date, all outstanding Series A Preferred Shares will be cancelled and retired by the Company.

      4. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE THE SECURITIES. The obligation hereunder of the Company to issue and deliver the Securities to each Holder is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a)   Each Holder shall have executed and delivered this Agreement.

            (b) Each Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

            (c) The representations and warranties of each Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

      5. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE HOLDERS TO ACCEPT THE SECURITIES. The obligation hereunder of each Holder to accept the Securities is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Holder's sole benefit and may be waived by each Holder at any time in its sole discretion.

            (a)   The Company shall have executed and delivered this Agreement.

            (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

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            (c)   Each of the representations and warranties of the Company
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

            (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

            (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

      6. RIGHTS, BENEFITS AND OBLIGATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. The Company and the Holders hereby agree that the Company and the Holders shall have all of the rights and benefits, and be subject to all of the obligations, under (i) the Series B Convertible Preferred Stock Purchase Agreement dated as of February 28, 2005 among the Company and the purchasers named therein (the "Series B Purchase Agreement") and (ii) the Registration Rights Agreement dated as of February 28, 2005 among the Company and the purchasers named therein (the "Registration Rights Agreement"), in each case, with respect to the Securities sold pursuant to this Agreement.

      7. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

      8. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
11), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

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            (a)   if to the Company:

                    Boundless Motor Sports Racing, Inc.
                    2500 McGee Drive, Suite 147
                    Norman, Oklahoma 73072
                    Attention: Paul Kruger and Brian Carter
                    Tel. No.: (405) 360-5047
                    Fax No.: (405) 360-5354

                    with a copy to:

                    Jackson Walker L.L.P.
                    2435 N. Central Expressway
                    Suite 600
                    Richardson, Texas, 75080
                    Attention: Richard F. Dahlson
                    Tel No.: (972) 744-2996
                    Fax No.: (972) 744-2990

            (b)   if to the Holders:

                    At the address of such Holder set forth on Exhibit A to this Agreement.

                    with a copy to:

                    Kramer Levin Naftalis & Frankel LLP
                    919 Third Avenue
                    New York, New York 10022
                    Attention: Christopher S. Auguste
                    Tel No.: (212) 715-9100
                    Fax No.: (212) 715-8000

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

      9. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

      10. COUNTERPARTS. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

                                       BOUNDLESS MOTOR SPORTS RACING, INC.

                                       By: /s/ Brian Carter
                                           Name: Brian Carter
                                           Title: Vice President

                                       HOLDER

                                       North Sound Legacy Fund LLC
                                        By: North Sound Capital,
                                          its Manager

                                          By: /s/ Andrew B David
                                             Name: Andrew B. David
                                             Title: General Counsel

                                       North Sound Legacy Institutional Fund LLC
                                        By: North Sound Capital,
                                          its Manager

                                         By: /s/ Andrew B David
                                            Name: Andrew B. David
                                            Title: General Counsel

                                       North Sound Legacy International Fund LLC
                                        By: North Sound Capital,
                                          its Manager

                                         By: /s/ Andrew B David
                                            Name: Andrew B. David
                                            Title: General Counsel

                                       Royal Bank of Canada
                                            By: its agent RBC Capital Markets
                                              Corporation

                                              By: /s/ Josef Muskatel
                                                 Name: Josef Muskatel
                                                 Title: Director and Senior
                                                        Counsel

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                                         By: /s/ Johan Wahlstedt
                                            Name: Johan Wahlstedt
                                            Title: Managing Director

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